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                                                                    EXHIBIT 16.1

                         OFFICE OF THE CHIEF ACCOUNTANT

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

May 13, 2002

Dear Sir/Madam:

We have read paragraphs 1 through 3 of Item 4 included in the Form 8-K dated May 13, 2002 of First Investors Financial Services Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/Arthur Andersen LLP
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ARTHUR ANDERSEN LLP





cc: Mr. Bennie H. Duck, Chief Financial Officer, First Investors Financial Services Group, Inc.


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